Exhibit 99.1

                             AURORA GOLD CORPORATION

NEWS RELEASE 16-2006                                               June 26, 2006

                                                                Trading Symbols:
                                                               NASD OTC BB: ARXG
                                                     FRANKFURT: A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER

                                  NEWS RELEASE
                                  ------------


Aurora Gold Corporation announces that it has entered into a Memorandum of Understanding on the Santa Lucia property in the Tapajos Gold Province, State of Para, Brazil

Balcatta,  WA,  Australia,  -  June  26, 2006 - (NASD OTC BB: "ARXG"; FRANKFURT:
"A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation (the "Company", "Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil, announces that it has entered into a Memorandum of Understanding ("MOU") on the Santa Lucia property in the Tapajos Gold Province, State of Para, Brazil.

The 1,600 hectare Santa Lucia property is located, in the Tapajos Gold Province in the state of Para, Brazil, 1,270 km SSW of the main regional centre of Itaituba. The property is located 10 km south west of the Company's Santa Isabel property.

With the addition of the Santa Lucia property, Aurora Gold now has eight properties, Ouro Mil, Santa Isabel, Sao Domingos, Sao Joao, Piranhas, Branca de Neve, Bigode and Santa Lucia, in the Tapajos Gold Province, State of Para, Brazil. With a total of approximately 54,613 hectares, Aurora Gold is the largest property holder in the region.

Access to the property area is by light aircraft direct to the property or by river utilizing the Surubim River, a tributary of the Tapajos, which connects to the Amazon and to all major ports and the seaport of Belem. Road access is by the Trans Garimpeiro Highway via the Trans Amazon highway and ferry river crossings.

Granites of the Pararui Intrusive Suite, long known to host significant precious metal mineralisation, dominate the local geology, with occasional later granitic stocks of the Maloquinha intrusive suite. Sub vertical mineralised quartz veins with widths from 20 cm to 60 cm strike between 310 and 330, mimicking the regional structural trend. Recent samples of these veins assayed between 17 and
25.9  g/t  Gold.

Previous work on the project is limited to alluvial mining of the tributaries of the Surubim, and many areas of primary mineralization of pyrite associated with gold have been uncovered as a result.

The Surubim River Valley, connecting the Santa Lucia and Santa Isabel properties, was the focus of intense alluvial mining with an estimated 200,000 m3 of alluvial material grading greater than 1g/t, with material near the Santa Isabel border grading up to 3g/t. These figures are more than triple the grades generally mined by artisanal methods in the Tapajos, suggesting a high-grade proximal source. Aurora Gold is confident that drilling will reveal large high-grade vein type gold deposits, along with economic deposits hosted within the saprolite.

The Santa Lucia MOU provides Aurora Gold with a 90 day review period to access the gold potential of the property. If Aurora Gold decides to proceed with acquiring a 100 percent interest in the title to the mineral rights then Aurora Gold would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. Aurora Gold and the Vendors would then enter into an Option Agreement for the Assignment and transfer of the mineral rights.

The terms of the Santa Lucia option agreement, as specified in the MOU, allow Aurora Gold to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Santa Lucia property mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: September 1, 2006 - USD $20,000; March 1, 2007 - USD $50,000; March 1, 2008 - USD $60,000; March 1, 2009 - USD $70,000; September 1,
2009 - USD $500,000 for a total of USD $700,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and Aurora Gold will be free of any and all payment commitments yet to be due.

Aurora Gold Corporation is a mineral exploration company focusing on its newly acquired gold exploration properties in the Tapajos Gold Province, State of Para, Brazil, whose stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, and under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

For Further information, please call Klaus Eckhof
Phone:       (+61) 8 9240-2836
Mobile:      (+61) 411-148-209
Address:     30 Ledger Road, Balcatta, WA,  6021 Australia
Website:     www.aurora-gold.com


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ON BEHALF OF THE BOARD

"Klaus Eckhof"

Klaus Eckhof
President, CEO and Director


CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                                                          ------------------

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.


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